Exhibit 99.1

Marathon Digital Holdings Enters Definitive Agreement To Acquire Multiple Bitcoin Mining Sites for $179 Million

-       First Fully Owned Sites Provide Immediate Expansion Opportunities, Operational Efficiencies, and Increase Marathon’s Bitcoin Mining Portfolio 56% to 910 Megawatts of Capacity

-       Webcast and Conference Call Scheduled for Today, December 19, at 9:00 am ET (Registration Link Here)

Fort Lauderdale, FL – December 19, 2023 – Marathon Digital Holdings, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), a leader in supporting and securing the Bitcoin ecosystem, has entered into a definitive purchase agreement to acquire two currently operational Bitcoin mining sites, totaling 390 megawatts of capacity, from subsidiaries of Generate Capital, PBC (“Generate”) for a total of $178.6 million, or $458,000 per megawatt, to be paid in cash from Marathon’s balance sheet.

This transaction represents Marathon’s first fully owned sites and marks the Company’s official transition from an asset-light organization to one that manages a diversified and resilient portfolio of Bitcoin mining operations. Currently, Marathon’s Bitcoin mining portfolio consists of 584 megawatts of capacity, 3% of which resides in sites that are owned and/or operated by the Company, and 97% of which is hosted by third parties. Following the close of this transaction, Marathon’s Bitcoin mining portfolio will consist of approximately 910 megawatts of capacity, 45% of which will reside on sites directly owned by the Company, and 55% of which will be hosted by third parties. In addition, the expansion opportunities at these sites substantially increase Marathon’s Bitcoin mining pipeline and provide the Company with the potential to double its current operational hash rate to approximately 50 exahashes of total operating capacity over the next 18-24 months.

With the acquisition of these sites, Marathon will take ownership of approximately 390 megawatts of operational capacity, 82 megawatts (21%) of which are currently vacant and available for immediate expansion, 244 megawatts (63%) of which are currently occupied by other Bitcoin mining tenants, and 64 megawatts (16%) of which are already occupied by Marathon and ripe for operational optimizations through energy hedging and other means. The transaction is expected to reduce the cost per coin of Marathon’s current operations at these sites by approximately 30%. In the near term, the Company intends to fill 82 megawatts of capacity currently available at the sites with its own miners. Hosting clients currently occupy 244 megawatts of capacity and, as these existing hosting clients depart the sites, the Company intends to use available capacity for its own miners to further increase its hash rate and maximize operational efficiencies. Marathon currently has 7 exahashes of miners on order, the first tranche of which is set to be delivered and installed in January 2024.

Under the terms of the agreement, Generate will transfer ownership of the data centers in Granbury, Texas and Kearney, Nebraska, both of which have third-party operators, to Marathon in exchange for $178.6 million, or $458,000 per megawatt (subject to certain adjustments), which will be paid in cash from Marathon’s balance sheet. The transaction is subject to customary closing conditions and is expected to close in the first quarter of 2024.

Management Commentary

“For the past year, Marathon has been vertically integrating as we transition into a more sophisticated and mature organization with a diversified portfolio of Bitcoin mining technologies and assets, and the acquisition of these sites is the next step in that evolution,” said Fred Thiel, Marathon’s chairman and CEO. “By acquiring the sites in Granbury, Texas and Kearney, Nebraska from Generate, we have an opportunity to reduce our bitcoin production costs at these sites, to capitalize on energy hedging opportunities, and to expand our operational capacity.

“This transaction increases the size of our Bitcoin mining portfolio by 56% from 584 megawatts to 910 megawatts of capacity, and it also provides us with a roadmap to double our current operational hash rate to approximately 50 exahashes over the next 18-24 months. We look forward to applying the operational expertise and the innovative technologies we have successfully developed and deployed at sites across the globe to our first fully owned and operated sites in the U.S.”

Salman Khan, Marathon’s chief financial officer, added, “We have spent the past year strengthening our balance sheet by increasing our cash position, adding to our bitcoin holdings, and reducing our debt to prepare for the halving and to ensure we can capitalize on accretive opportunities as they present themselves. This transaction is part of that long-term strategy and is made possible by the strategic efforts we have made to improve our balance sheet. By reducing our current operating costs at these sites by 30% and providing us with ample expansion opportunities, this transaction is immediately accretive to our organization. With our strong balance sheet, we were able to quickly advance the mutually beneficial purchase agreement of these assets without having to add debt or issue future equity. By transitioning ownership of the sites to Marathon, Generate will be able to continue their focus on greening data centers, and Marathon will own physical assets that reduce our bitcoin production costs and provide us with ample room to grow.”

David Hirsch, Principal at Generate Capital, commented, “Marathon has been an excellent partner and an essential part of the success of the data centers in Granbury, Texas and Kearney, Nebraska. With this transaction, Marathon strengthens its position as a leader in the Bitcoin ecosystem, and Generate can redeploy resources to continue its sustainability leadership with other initiatives at the nexus of digital and energy infrastructure. This agreement plays to both organizations’ strengths and long-term strategies.”

Webcast and Conference Call

Marathon Digital Holdings will hold a webcast and conference call today, December 19, at 9:00 a.m. Eastern time to discuss the transaction.

To register to participate in the conference call, or to listen to the live audio webcast, please use this link. The webcast will also be broadcast live and available for replay via the investor relations section of the Company’s website.

Webcast and Conference Call Details

Date: Today, December 19, 2023

Time: 9:00 a.m. Eastern time (6:00 a.m. Pacific time)

Registration link: LINK

If you have any difficulty connecting with the conference call, please contact Marathon’s investor relations team at ir@mara.com.

Investor Presentation

In conjunction with this press release, Marathon has published a presentation that includes additional information about the transaction. The presentation, titled Building the Bitcoin Mining Portfolio – The Acquisition of Marathon’s First Fully Owned Sites, is available in investor relations section of the Company’s website under Presentations.

Advisors

Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to Marathon in connection with the transaction and Kirkland & Ellis LLP is serving as legal advisor to Generate.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Future changes in the network-wide mining difficulty rate or Bitcoin hash rate may also materially affect the future performance of Marathon’s production of bitcoin. Additionally, all discussions of financial metrics assume mining difficulty rates as of December 2023. See “Forward-Looking Statements” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

About Marathon Digital Holdings

Marathon is a digital asset technology company that focuses on supporting and securing the Bitcoin ecosystem. The Company is currently in the process of becoming one of the largest and most sustainably powered Bitcoin mining operations in North America.

For more information, visit www.mara.com, or follow us on:

Twitter: @MarathonDH

LinkedIn: www.linkedin.com/company/marathon-digital-holdings

Facebook: www.facebook.com/MarathonDigitalHoldings

Instagram: @marathondigitalholdings

Marathon Digital Holdings Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com

Marathon Digital Holdings Media Contact:

Email: marathon@wachsman.com